                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              CARLISLE COMPANIES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                        CARLISLE COMPANIES INCORPORATED
                      250 SOUTH CLINTON STREET, SUITE 201
                         SYRACUSE, NEW YORK 13202-1258
                                 (315) 474-2500

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

    The 1999 Annual Meeting of Shareholders of Carlisle Companies Incorporated (the "Company") will be held at the offices of the Company, 250 South Clinton Street, Suite 201, Syracuse, New York on Tuesday, April 20, 1999, at 12:00 Noon for the following purposes:

       1.  To elect three (3) Directors;

       2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock ("Shares" or "Common Shares") from 50,000,000 to 100,000,000;

       3.  To transact any other business properly brought before the meeting.

    Only shareholders of record at the close of business on February 24, 1999 will be entitled to vote whether or not they have transferred their stock since that date.

    SHAREHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                                          By Order of the Board of Directors

                                          STEVEN J. FORD
                                          Secretary

Syracuse, New York
March 9, 1999

                                PROXY STATEMENT

                                    GENERAL

    THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may devote part of their time to solicitation by facsimile, telephone or personal calls. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to beneficial owners and for reimbursement of their out-of-pocket and clerical expenses incurred in connection therewith. Proxies may be revoked at any time prior to voting. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 15.

    The mailing address of the principal executive offices of the Company is Carlisle Companies Incorporated, 250 South Clinton Street, Suite 201, Syracuse, New York 13202-1258. The Company intends to mail this Proxy Statement and the enclosed Proxy, together with the 1998 Annual Report, on or about March 9, 1999. Upon written request mailed to the attention of the Secretary of the Company, at the address set forth above, the Company will provide without charge a copy of its 1998 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                               VOTING SECURITIES

    At the close of business on December 31, 1998, the Company had 30,178,457 Shares outstanding of which 30,171,829 Shares are entitled to vote. The remaining 6,628 Shares are not entitled to vote until the holders of Carlisle Corporation common stock certificates exchange their certificates for Shares issued by the Company. The exchange is governed by an Agreement of Merger, dated March 7, 1986, which was approved by shareholders of Carlisle Corporation and became effective on May 30, 1986. Shares issued pursuant to the exchange before the February 24, 1999 record date will be entitled to vote at the Annual Meeting.

    The Company's Restated Certificate of Incorporation provides that each person who received Shares in connection with the Merger is entitled to five votes per share. Persons acquiring Shares after May 30, 1986 (the effective date of the Merger) are entitled to one vote per share until the Shares have been beneficially owned (as defined in the Restated Certificate of Incorporation) for a continuous period of four years. Following continuous ownership for a period of four years, the Shares are entitled to five votes per share. The actual voting power of each holder of Shares will be based on shareholder records at the time of the Annual Meeting. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 15. In addition, holders of Shares issued from the treasury, other than for the exercise of stock options, before the close of business on February 24, 1999 (the record date for determining shareholders entitled to vote at the Annual Meeting) will be entitled to five votes per share unless the Board of Directors determines otherwise at the time of authorizing such issuance.

                               SECURITY OWNERSHIP

A. BENEFICIAL OWNERS

    The following table provides certain information as of January 31, 1999 with respect to any person who is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Shares, the only class of voting securities. As defined in Securities and Exchange Commission Rule 13d-3, "beneficial ownership" means essentially that a person has or shares voting or investment decision power over shares. It does not necessarily mean that the person enjoys any economic benefit from those shares.

NAME AND ADDRESS OF
  BENEFICIAL OWNER                                                                NUMBER OF SHARES           PERCENTAGE
--------------------------------------------------------------------------------  ----------------           ----------
Fleming Capital Management, Inc.................................................     [1,928,590]                6.39

Ms. Magalen O. Bryant...........................................................      1,598,373(a)(b)           5.03
  c/o Carlisle Companies Incorporated
  250 S. Clinton St., Ste. 201
  Syracuse, NY 13202
Mr. George L. Ohrstrom, Jr......................................................      1,652,803(b)(e)(i)        5.47
  c/o Carlisle Companies Incorporated
  250 S. Clinton St., Ste. 201
  Syracuse, NY 13202

B. NOMINEES, DIRECTORS AND OFFICERS

    The following table provides information as of January 31, 1999, as reported to the Company by the persons and members of the group listed, as to the number and the percentage of Common Shares beneficially owned by: (i) each Director, nominee and executive officer named in the Summary Compensation Table on page 8; and (ii) all Directors, nominees and current executive officers of the Company as a group.

NAME OF DIRECTOR/EXECUTIVE OR
  NUMBER OF PERSONS IN GROUP                                                      NUMBER OF SHARES                PERCENTAGE
--------------------------------------------------------------------------------  ----------------              ---------------
Magalen O. Bryant...............................................................     1,598,373(a)(b)                       5.03
Donald G. Calder................................................................        20,533(c)                          0.07
Paul J. Choquette, Jr...........................................................         4,635(j)                less than  .01
Henry J. Forrest................................................................         5,833                   less than  .01
Dennis J. Hall..................................................................       456,100(g)(h)                       1.49
Peter L.A. Jamieson.............................................................         1,748                   less than  .01
Peter F. Krogh..................................................................         1,575                   less than  .01
Stephen P. Munn.................................................................       991,917(d)(e)(g)(h)                 3.23
G. FitzGerald Ohrstrom..........................................................       404,062(b)(e)(k)                    1.34
Eriberto R. Scocimara...........................................................        12,984(f)                          0.04
Robin W. Sternbergh.............................................................            62                   less than  .01
Scott C. Selbach................................................................       105,758(g)(h)                       0.35
Robert J. Ryan, Jr..............................................................        48,130(g)(h)                       0.16
Steven J. Ford..................................................................        48,605(g)(h)                       0.16
14 Directors and current executive officers as a group..........................     3,297,155(g)(h)                      10.63

------------------------

(a) Includes 567,392 Shares (1.88%) held by a trust for the benefit of Mrs. Bryant's children as which Mrs. Bryant is a trustee. Ms. Bryant disclaims beneficial ownership of these Shares.

(b) Includes 403,200 Shares (1.34%) held by the Ohrstrom Foundation, of which Mrs. Bryant, Mr. George L. Ohrstrom, Jr. and Mr. G. FitzGerald Ohrstrom are co-directors. Each disclaims beneficial ownership of these Shares.

(c) Includes 2,000 Shares held by Mr. Calder's wife, 2,600 Shares held by Mr. Calder's wife as custodian for the benefit of their two children and 2,000 Shares held by Mr. Calder's adult child living at home. Mr. Calder disclaims beneficial ownership of these Shares.

(d) Includes 5,200 Shares held by Mr. Munn's wife. Mr. Munn disclaims beneficial ownership of these Shares.

(e) Includes 491,392 Shares (1.62%) held by a trust as to which Mr. George L. Ohrstrom, Jr. and Mr. Munn are co-trustees. Each disclaims beneficial ownership of these Shares.

(f) Includes 2,000 Shares held by Mr. Scocimara's wife. Mr. Scocimara disclaims beneficial ownership of these Shares.

(g) Includes Shares allocated to the accounts of the following named officers participating in the Company's Employee Incentive Savings Plan; Mr. Munn, 4,149 Shares; Mr. Hall, 3,950 Shares; Mr. Selbach, 3,532 Shares; Mr. Ryan, 330 Shares; and Mr. Ford, 381 Shares. Each participant in the Plan has the right to direct the voting of Shares allocated to his account. Shares are held by the trustee of the Employee Incentive Savings Plan in a commingled trust fund with beneficial interest allocated to each participant's account.

(h) Includes Shares which the following named officers have the right to acquire within sixty (60) days through the exercise of stock options issued by the Company; Mr. Munn, 266,700 Shares; Mr. Hall, 393,350 Shares; Mr. Selbach, 80,670 Shares; Mr. Ryan, 44,000 Shares; and Mr. Ford, 46,670 Shares. Shares issued from the treasury of the Company pursuant to the exercise of stock options have one vote per share until the Shares issued upon exercise of the options has been held for a continuous period of four years.

(i) Includes 8,800 Shares (less than .01%) held by various trusts as to which Mr. George L. Ohrstrom, Jr. is a co-trustee. Mr. George L. Ohrstrom, Jr. disclaims beneficial ownership of these Shares.

(j) Includes 700 Shares held by Mr. Choquette's wife. Mr. Choquette disclaims beneficial ownership of these Shares.

(k) Includes 400 Shares (less than .01%) held by various trusts as to which Mr.
    G. FitzGerald Ohrstrom is a co-trustee. Mr. G. FitzGerald Ohrstrom disclaims beneficial ownership of these Shares.

                               BOARD OF DIRECTORS

A. ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for a classified Board of Directors under which the Board is divided into three classes of Directors, each class as nearly equal in number as possible.

    At the Annual Meeting three (3) Directors are to be elected. The Directors will be elected to serve for a three-year term until the 2002 Annual Meeting and until their successors are elected and qualified. Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying Proxy will be voted for the three nominees in the absence of instructions to the contrary. Abstentions, broker non-votes, and instruction on the accompanying Proxy to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. For voting purposes, proxies requiring confirmation of the date of beneficial ownership received by the Board of Directors with such confirmation not completed so as to show which Shares beneficially owned by the shareholder are entitled to five votes for each Share will be voted with one vote for each Share. (See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 15.) In the event any nominee is unable to serve (an event management does not anticipate), the Proxy will be voted for a substitute nominee selected by the Board of Directors or the number of Directors will be reduced.

                             NOMINEES FOR ELECTION

    The following table sets forth certain information relating to each nominee, as furnished to the Company by the nominee. Except as otherwise indicated, each nominee has had the same principal occupation or employment during the past five years.

                                                                POSITION WITH COMPANY,
                                                              PRINCIPAL OCCUPATION, AND               PERIOD OF SERVICE
NAME                                      AGE                    OTHER DIRECTORSHIPS                   AS DIRECTOR (a)
------------------------------------      ---      ------------------------------------------------  -------------------

Henry J. Forrest....................          65   Past Director, President and Chief Operating             August, 1993
                                                   Officer of Inter-City Products Corporation, a                 to date
                                                   manufacturer of air conditioning products.
                                                   Chairman of Audit Committee and Member of
                                                   Compensation Committee of the Company.

Peter L.A. Jamieson.................          60   Past Director of Robert Fleming Holdings                January, 1996
                                                   Limited, a United Kingdom investment banking                  to date
                                                   firm. Member of Audit and Pension and Benefits
                                                   Committees of the Company

Peter F. Krogh......................          62   Dean Emeritus and Distinguished Professor,                  May, 1995
                                                   School of Foreign Service, Georgetown                         to date
                                                   University. Trustee, Winthrop Focus Funds-Wood,
                                                   Struthers and Winthrop Management Co. Chairman
                                                   of Pension and Benefits Committee and Member of
                                                   Audit Committee of the Company.

                         DIRECTORS WITH UNEXPIRED TERMS

    The following table sets forth certain information relating to each Director whose term has not expired, as furnished to the Company by the Director. Except as otherwise indicated, each Director has had the same principal occupation or employment during the past five years.

                                                                POSITION WITH COMPANY,
                                                              PRINCIPAL OCCUPATION, AND               PERIOD OF SERVICE
NAME                                      AGE                    OTHER DIRECTORSHIPS                   AS DIRECTOR (a)
------------------------------------      ---      ------------------------------------------------  -------------------

Magalen O. Bryant (b)...............          70   Investor in various corporations. Director of             April, 1978
                                                   Dover Corporation and O'Sullivan Corporation.                 to date
                                                   Member of the Compensation and Executive
                                                   Committees of the Company.

Donald G. Calder....................          61   President of G.L. Ohrstrom & Co., Inc., a              December, 1984
                                                   private investment firm. Chairman of the Board                to date
                                                   and Chief Executive Officer of Harrow
                                                   Industries, Inc. Director of Central Securities
                                                   Corporation, Roper Industries, Inc., and
                                                   Brown-Forman Corporation. Member of Executive
                                                   and Audit Committees of the Company.

Paul J. Choquette, Jr...............          60   Chairman of the Board and Chief Executive                 April, 1991
                                                   Officer of Gilbane Building Company and Chairman              to date
                                                   of Gilbane Properties, Inc., real estate
                                                   development and management companies. Director
                                                   of Fleet Financial Group, Inc. and Eastern
                                                   Utilities Associates. Member of Executive and
                                                   Pension and Benefits Committees of the Company.

Dennis J. Hall......................          57   President, since February, 1995, and Executive         February, 1995
                                                   Vice President, Treasurer and Chief Financial                 to date
                                                   Officer, from August, 1989 to February 1995, of
                                                   the Company.

Stephen P. Munn.....................          56   Chief Executive Officer, since September, 1988,       September, 1988
                                                   Chairman of the Board, since January, 1994, and               to date
                                                   President from September, 1988 to February,
                                                   1995, of the Company. Director of O'Sullivan
                                                   Corporation and various mutual funds managed by
                                                   Prudential Mutual Funds Management, Inc.
                                                   Chairman of Executive Committee of the Company.

G. FitzGerald Ohrstrom..............          45   Vice Chairman of G.L. Ohrstrom & Co., Inc., a               May, 1998
                                                   private investment firm. Director of Harrow                   to date
                                                   Industries, Inc. Member of Audit and Pension and
                                                   Benefits Committees of the Company.

                                                                POSITION WITH COMPANY,
                                                              PRINCIPAL OCCUPATION, AND               PERIOD OF SERVICE
NAME                                      AGE                    OTHER DIRECTORSHIPS                   AS DIRECTOR (a)
------------------------------------      ---      ------------------------------------------------  -------------------
Eriberto R. Scocimara...............          63   President, Chief Executive Office and Director             July, 1970
                                                   of Hungarian-American Enterprise Fund. Director               to date
                                                   of Quaker Fabric Corporation, Roper Industries,
                                                   Inc., Harrow Industries, Inc. and Euronet
                                                   Services, Inc. Chairman of Compensation
                                                   Committee and Member of Executive Committee of
                                                   the Company.

Robin W. Sternbergh.................          52   Past General Manager of Distribution of                     May, 1998
                                                   International Business Machines, a computer                   to date
                                                   manufacturer and provider of information
                                                   technology services. Member of Audit and Pension
                                                   and Benefits Committees of the Company.

------------------------

(a) Information reported includes service as a Director of Carlisle Corporation, the Company's predecessor.

(b) Mrs. Bryant is Mr. G. FitzGerald Ohrstrom's aunt.

B. MEETINGS OF THE BOARD AND CERTAIN COMMITTEES; REMUNERATION OF DIRECTORS

    During 1998, the Board of Directors of the Company held five (5) meetings. The annual fee paid to each Director who is not a member of management is $20,000. Each non-management Director may elect to receive the entire annual fee in cash or one-half of the fee in cash and the other half in Shares with a market value equal to that amount. In addition, the non-management Directors receive an attendance fee for each Board meeting attended. The fee was increased from $750 to $1,500 in August, 1998. As a result, the non-management Directors received $750 for the February and May meetings and $1,500 for the August, November and December meetings.

    The Board has standing Executive, Audit, Compensation and Pension and Benefits Committees.

    The Executive Committee has the authority to exercise all powers of the Board of Directors between regularly scheduled Board meetings. During 1998, the Executive Committee did not meet. Each member of the Executive Committee (other than Mr. Munn, the Company's Chief Executive Officer and the Chairman of the Committee) receives an annual fee of $15,000.

    The functions of the Audit Committee consist of annually recommending to the Board of Directors the appointment of independent auditors; reviewing with the auditors the plan and results of the auditing engagement; reviewing the scope and results of the Company's procedures for internal auditing; and reviewing the adequacy of the Company's system of internal accounting controls. During 1998, the Audit Committee held three (3) meetings. Each member of the Audit Committee receives an annual fee of $1,000. The Chairman of the Committee receives an additional annual fee of $5,000.

    The Compensation Committee administers the Company's incentive programs and decides upon annual salary adjustments and discretionary bonuses for various employees of the Company. During 1998, the Compensation Committee met once. Each member of the Compensation Committee receives an annual fee of $1,000. The Chairman of the Committee receives an additional annual fee of $3,000.

    The Pension and Benefits Committee monitors the performance of the Company's pension and benefits programs and implements changes recommended by the Board. During 1998, the Pension and

Benefits Committee met twice. Each member of the Pension and Benefits Committee receives an annual fee of $1,000. The Chairman of the Committee receives an additional annual fee of $3,000.

    In addition, each non-management member of a Committee receives an attendance fee for each meeting attended. The attendance fee was increased from $300 to $400 in August 1998. As a result, the following attendance fees were paid in 1998: (i) Executive Committee--none, (ii) Audit Committee--$300 for the February meeting and $400 for the August and December meetings, (iii) Compensation Committee--$300 for the February meeting, and (iv) Pension and Benefits Committee--$300 for the May meeting and $400 for the November meeting.

    Occasionally Directors are asked to serve on special committees and are typically paid $400 for each meeting attended or $1,000 for a visit to a plant site which may require an overnight stay.

    For 1998, all Directors attended at least seventy-five percent (75%) of the aggregate of (i) the total number of Board of Directors meetings which he or she was eligible to attend and (ii) all meetings of Committees of the Board on which the Director served.

    Each Director who is not a member of management is a participant in a Director Retirement Program. Each such Director who has attained five years of service on the Board as a non-employee from the date of his or her election to the Board is eligible to receive retirement benefits under the Program. Upon retirement from the Board, each eligible Director will receive monthly payments equal to 1/12 (one-twelfth) the annual fee paid to Directors (cash and stock) in effect on the date of retirement. The Program payments continue for the number of years equal to the Director's years of service on the Board; or until the death of the Director, whichever occurs first. In the event a retired Director receiving payments dies before receiving his or her full benefit; the Director's surviving spouse will receive the remaining benefits until the spouse's death or the benefit is completed, whichever occurs first.

C. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who beneficially own more than ten percent (10%) of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, Directors and greater than ten-percent beneficial owners also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of such forms and written representations from its executive officers and Directors, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis during and for 1998.

                       COMPENSATION OF EXECUTIVE OFFICERS

A. SUMMARY COMPENSATION TABLE

    The following table discloses compensation received during the three fiscal years ended December 31, 1996-1998 by Mr. Munn, the Company's Chief Executive Officer, and by each of the four remaining most highly paid executive officers who were serving as executive officers at the end of 1998:

                                                                                  LONG TERM
                                                                                COMPENSATION
                                                               ANNUAL           -------------
                                                          COMPENSATION(1)        SECURITIES
NAME AND                                              ------------------------   UNDERLYING        ALL OTHER
PRINCIPAL POSITION                           YEAR     SALARY($)     BONUS($)    OPTIONS(#)(3)  COMPENSATION($)(2)
-----------------------------------------  ---------  ----------  ------------  -------------  ------------------
Stephen P. Munn..........................       1998  $  700,000  $  1,000,000      100,000        $    6,400
  Chairman and Chief Executive Officer          1997     600,000       600,000      100,000             6,333
                                                1996     540,000       500,000      100,000             6,000

Dennis J. Hall...........................       1998  $  380,000  $    265,000       50,000        $    6,400
  President                                     1997     348,000       245,000       30,000             6,333
                                                1996     331,000       232,000       60,000             6,000

Scott C. Selbach(4)......................       1998  $  186,000  $    130,000       10,000        $    6,400
  Vice President, Corporate Development         1997     177,000       123,000        8,000           265,947(5)
                                                1996     168,300       110,000       16,000            84,855(6)

Robert J. Ryan, Jr.......................       1998  $  155,000  $    108,000       12,000        $    6,400
  Vice President, Treasurer and Chief           1997     142,000       100,000       12,000             6,333
  Financial Officer                             1996     140,000        95,000       24,000                 0

Steven J. Ford...........................       1998  $  160,000  $    112,000       10,000        $    6,400
  Vice President, Secretary and General         1997     147,000       103,000        9,000             6,333
  Counsel                                       1996     140,000        98,000       16,000             1,400

------------------------

(1) Includes amounts earned in fiscal year.

(2) For the executive officers other than Mr. Selbach, includes only vested and non-vested contributions by the Company to the Company 401(k) plan.

(3) Common Shares of the Company. Amounts shown for 1996 reflect adjustments for the two-for-one stock split on January 15, 1997.

(4) Mr. Selbach was appointed Vice President, Corporate Development on July 15, 1997.

(5) Includes $6,333 for vested contribution by the Company to the Company 401(k) plan and non-reoccurring payments and reimbursements totaling $259,614 attributable to overseas assignment and relocation.

(6) Includes $6,000 for vested contribution by the Company to the Company 401(k) plan, and a payment of $78,855 for cost of living adjustment attributable to overseas assignment.

B. STOCK OPTION GRANTS IN 1998

    The following table discloses information on stock option grants in fiscal 1998 to the named executive officers and the potential stock price appreciation to all shareholders and all optionees and restricted share recipients assuming the rates of appreciation set forth below.

                                                              INDIVIDUAL GRANTS
                                                         ----------------------------
                                                          NUMBER OF     % OF TOTAL
                                                         SECURITIES       OPTIONS
                                                         UNDERLYING     GRANTED TO                               PRE-TAX(2)
                                                           OPTIONS     EMPLOYEES IN     EXERCISE                 GRANT DATE
                                                           GRANTED        FISCAL         PRICE     EXPIRATION     PRESENT
NAME                                                         (#)           YEAR          ($/SH)      DATE(1)      VALUE(3)
-------------------------------------------------------  -----------  ---------------  ----------  -----------  ------------
Stephen P. Munn........................................     100,000           41.8     $  46.5625      2/3/08   $  1,308,000
Dennis J. Hall.........................................      50,000           20.9        46.5625      2/3/08        654,000
Scott C. Selbach.......................................      10,000            4.2        46.5625      2/3/08        130,800
Robert J. Ryan, Jr.....................................      12,000            5.0        46.5625      2/3/08        156,960
Steven J. Ford.........................................      10,000            4.2        46.5625      2/3/08        130,800

------------------------

(1) Options are exercisable, 33.3% on 2/4/98; an additional 33.3% on 2/4/99 and the balance on 2/4/00 and thereafter, cumulatively, through the expiration date. In addition, the options are immediately exercisable upon a Change in Control (as defined on page 10).

(2) Prior to applicable federal, state and other taxes.

(3) The Black-Scholes model used to calculate the hypothetical values at date of grant considers the following factors to estimate the options present value: the stock's historic volatility calculated using the quarterly market price of the Shares since March 1990, the expected life of the option, risk-free interest rates and the Shares expected dividend yield. The assumptions used in the model for this valuation were: Share price volatility 25.6%; expected life 7 years; risk-free interest of 5.5%; and an expected dividend yield of 1.2%. This resulted in a discounted per Share value of $16.35 (35% of the option price). The Black-Scholes model assumes that an option is not cancelable and that it can be sold at any time for cash. Since those assumptions are not applicable here, the Company has reduced the above grant date present values by 20%.

C. AGGREGATED OPTION EXERCISES IN 1998 AND YEAR END VALUES

    The following table discloses information on stock option exercises in fiscal 1998 by the named executive officers and the value of each officers' unexercised stock options on December 31, 1998.

                                                     NUMBER OF SECURITIES      PRE-TAX(1) VALUE OF
                           SHARES     PRE-TAX(1)    UNDERLYING UNEXERCISED        UNEXERCISED,
                         ACQUIRED ON     VALUE        OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
NAME                     EXERCISE(#)  REALIZED($)(2)       YEAR END (#)      FISCAL YEAR ENDS($)(3)
-----------------------  -----------  -----------  ------------------------  -----------------------
                                                   EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
Stephen P. Munn........     220,000    $7,362,200     199,966      100,034   $5,386,748   $2,213,252
Dennis J. Hall.........           0            0      350,074       43,350   13,121,331     959,119
Scott C. Selbach.......           0            0       74,666        9,334    2,551,425     206,515
Robert J. Ryan, Jr.....           0            0       36,000       12,000    1,027,500     265,500
Steven J. Ford.........           0            0       40,330        9,670    1,194,426     213,949

------------------------

(1) Prior to applicable federal, state and other taxes.

(2) Value realized is calculated by subtracting the exercise price from the fair market value of the Shares on the date of exercise.

(3) Total value of options is calculated by subtracting the exercise price from $51.6250 (the closing price of the Shares on December 31, 1998).

D. PENSION PLAN

    The pension plans of the Company and its subsidiaries provide defined benefits including a cash balance formula whereby participants accumulate a cash balance benefit based upon a percentage of compensation allocation made annually to the participants' cash balance accounts. The allocation percentage ranges from 2% to 7% and is determined on the basis of each participant's years of service. The cash balance account is further credited with interest annually. The interest credit is based on the One Year Treasury Constant Maturities as published in the Federal Reserve Statistical Release over the one year period ending on the December 31st immediately preceding the applicable plan year. The interest rate for the plan year ending December 31, 1998 was 6.53%. Compensation covered by the pension plan of the Company and its subsidiaries includes total cash remuneration in the form of salaries and bonuses, including amounts deferred under Sections 401(k) and 125 of the Internal Revenue Code of 1986, as amended.

    The annual annuity benefit payable starting at normal retirement age (age 65 with five years of service) as accrued through December 31, 1998 under the pension plans of the Company and its subsidiaries for the executives named in the Summary Compensation table were as follows: Mr. Munn, $139,632; Mr. Hall, $68,970; Mr. Selbach, $26,886; Mr. Ryan, $2,906; and Mr. Ford, $8,277.

    As of December 31, 1998, the full years of credited service under the plans for each of the following individuals were as follows: Mr. Munn, 9 years; Mr. Hall, 8 years; Mr. Ryan, 2 years; Mr. Selbach, 8 years; and Mr. Ford, 2 years.

E. COMPENSATORY ARRANGEMENTS AND RELATED TRANSACTIONS

    The Company has outstanding agreements with certain executive employees of the Company selected by the Board of Directors, which agreements provide that the individuals will not, in the event of the commencement of steps to effect a Change of Control (defined generally as an acquisition of 20% or more of the outstanding voting shares or a change in a majority of the Board of Directors), voluntarily leave the employ of the Company until a third person has terminated his or its efforts to effect a Change of Control or until a Change of Control has occurred.

    In the event of a termination of the individual's employment within three
(3) years of a Change in Control, the executive is entitled to three years' compensation, including bonus, retirement benefits equal to the benefits he would have received had he completed three additional years of employment, continuation of all life, accident, health, savings, and other fringe benefits for three years, and relocation assistance.

    At any time prior to a Change of Control, the Board of Directors of the Company may amend, modify or terminate any such agreement. The Board of Directors may also, at any time, terminate an agreement with respect to any executive employee who is affiliated with any group seeking or accomplishing a Change of Control. Messrs. Munn, Hall, Ryan, Selbach, and Ford are each a party to such an agreement.

F. PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative total returns, assuming reinvestment of dividends, for the Company, the S&P 500 Composite Index and the Russell 2000 Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           CARLISLE    S&P 500   RUSSELL 2000
1993         $100.00    $100.00       $100.00
1994         $110.73    $101.31        $98.19
1995         $126.42    $139.27       $126.11
1996         $193.11    $171.17       $147.34
1997         $276.78    $228.17       $182.13
1998         $338.71    $292.78       $177.62

    The following table shows how a $100 investment in Carlisle has grown over the five-year period ending December 31, 1998 as compared to a $100 investment in the S&P 500 Composite Index and the Russell 2000 Index. The table assumes reinvestment of all dividends.

                                   RUSSELL
DATE       CARLISLE    S&P 500      2000
---------  ---------  ---------  -----------
1993.....  $  100.00  $  100.00   $  100.00
1994.....     110.73     101.31       98.19
1995.....     126.42     139.27      126.11
1996.....     193.11     171.17      147.34
1997.....     276.78     228.17      182.13
1998.....     338.71     292.78      177.62

G. REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The policies of the Compensation Committee of the Board of Directors of the Company are highly performance-related and are intended to motivate and reward individual performance that contributes to the attainment of the operational, financial and strategic goals set by management to build shareholder value.

    Executive officers of the Company receive an annual base salary and are eligible for grants of stock options and performance-based cash bonuses. The Compensation Committee evaluates subjective individual and objective Company performance criteria in determining the size of the various components of compensation. However, no pre-established compensation targets are set nor are any specific objective performance criteria or pre-established weights thereof assigned to any component to the exclusion of others.

    Base salaries are normally adjusted annually, based upon general industry changes in salary levels, individual and Company performance and levels of duties and responsibilities.

    Annual cash bonuses awarded to executive officers are based on a percentage of each officer's base salary. The percentage of base salary for each officer is determined each year by the Compensation Committee based on an unweighted subjective evaluation of individual performances as reported to the Compensation Committee by the Chief Executive Officer, an objective review of Company performance criteria, such as sales, operating earnings, net earnings per share and stock price, acquisitions, strategic accomplishments and other factors as the Compensation Committee deems appropriate.

    Amounts paid as annual cash bonuses to the Chief Executive Officer and the four remaining highest compensated officers of the Company are included as compensation under Section 162(m) of the Internal Revenue Code for purposes of determining the extent to which a tax deduction will be disallowed to the Company for annual compensation paid to any such person in excess of $1,000,000. In order to exclude annual cash bonuses from the calculation of the $1,000,000 limitation, such amounts must be paid solely on account of the attainment of one or more performance goals that precludes the exercise of discretion by the Compensation Committee. The Compensation Committee believes that its policy of evaluating subjective individual performances in awarding annual cash bonuses is important to attracting, retaining and motivating key personnel of the Company and has determined that such discretion should be maintained in order to serve the best interests of the Company.

    Stock options are generally awarded annually under a provision of the Company's Executive Incentive Plan which gives the Compensation Committee discretion to award stock options to executive employees. Under amendments to the stock option plan approved by the shareholders, compensation paid in the form of nonqualified stock options will constitute "performance-based compensation" under Section 162(m) of the Internal Revenue Code. In addition to preserving the Company's income tax deduction for compensation paid in the form of nonqualified stock options, the amendments enhance the performance-related policies of the Compensation Committee by assuring that compensation attributable to the exercise of stock options is paid solely on account of the attainment of a specified performance goal, namely, appreciation in value of the Company's stock. The amendments also function to reward executive officers only to the extent that the Company's shareholders have benefited from share appreciation. Under the amendments, stock options will generally be granted with an option price equal to the fair market value of the Company's stock on the date of grant. Additionally, in order to provide an objective formula for determining the maximum amount of compensation an executive officer may receive on the exercise of stock options, no participant may receive options to acquire more than one hundred thousand (100,000) option shares in any one fiscal year period. While the number of stock options awarded to any executive officer by the Compensation Committee is not determined by a pre-established plan formula, the Compensation Committee reviews individual and Company performance criteria and other factors it deems appropriate in awarding stock options.

    With respect to compensation earned by the executive officers of the Company in 1998 (including bonus compensation paid in 1999), the Compensation Committee reviewed and measured each executive's individual contributions to the progress made by the Company toward accomplishing its financial and strategic goals, including the Company's performance against prior year financial figures and ratios and the enumerated critical success factors outlined in the 1998 Annual Report to Shareholders. The Compensation Committee found, as reflected in the financial statements of the Company for the year ending December 31, 1998, that the Company performed favorably in 1998 against prior year sales (up 20%), earnings before interest and taxes (up 21%), net earnings per share (up 21%) and stock price (up 21%). The Company also performed favorably against its critical success factors as outlined in the 1998 Annual Report to Shareholders. Of course, industry standards and global economic conditions also influenced executive compensation decisions by the Committee.

    Compensation paid to Mr. Stephen P. Munn, the Company's Chief Executive Officer, was assessed on both qualitative and quantitative performance based measures consistent with the policies set forth above. While the Committee included in Mr. Munn's performance measurement a comparative review of Company financial figures and ratios, which, as discussed above, it found favorable, principal among all criteria considered by the Committee in establishing Mr. Munn's compensation was the continued significant enhancement in shareholder value. Total return to shareholders approximated 21.7% for calendar year 1998 and 27.0% average annual return for the five-year period ending on December 31, 1998. In addition, the total market value of the Company increased over $287 million in calendar year 1998. Quarterly dividends increased over 14%, enabling the Company to pass on a portion of the Company's earnings to shareholders.

                                          CARLISLE COMPANIES INCORPORATED
                                          COMPENSATION COMMITTEE

                                          Eriberto R. Scocimara, Chairman
                                          Magalen O. Bryant
                                          Henry J. Forrest

            PROPOSAL TO AMEND RESTATED CERTIFICATE OF INCORPORATION

    The Board of Directors believes that it is in the Company's best interest to approve a proposal to amend the Company's Restated Certificate of Incorporation (the "Certificate") to increase the number of Shares the Company is authorized to issue from 50,000,000 to 100,000,000 (the "Amendment"). The Board has unanimously adopted resolutions approving the Amendment and directing that the Amendment be submitted to the shareholders for their approval at the Annual Meeting.

PROPOSAL

    As of December 31, 1998, approximately 39,330,000 of the Company's 50,000,000 currently authorized Shares were issued and outstanding, leaving the Company with only 10,670,000 of authorized but unissued Shares.

    In January, 1997, the Company effected a two-for-one stock split following a significant increase in the market price for the Shares. The current number of authorized but unissued Shares is not sufficient to enable the Company to complete another two-for-one stock split. Although the Company cannot guarantee its stock price will continue to rise or that the Board will declare a stock split at any specific price, or at all, the Board believes that the increase in the number of authorized Shares will provide the Company with the flexibility necessary to maintain a reasonable stock price through future stock splits (effected in the form of a stock dividend) without the expense of a special shareholder meeting or having to wait until the next annual meeting.

    Over the years, the Company has made a number of acquisitions resulting in the addition of new products, technologies and manufacturing capabilities enabling the Company to expand its product offerings and extend its selling efforts into new markets. The Company expects to acquire additional companies for these and other business reasons. From time to time, the Company may pay for the acquisition with its Shares. The Board believes that the proposed increase in the number of authorized Shares is desirable to maintain the Company's flexibility in choosing how to pay for acquisitions and other corporate actions such as equity offerings to raise capital and adoption of additional benefit plans. The Board will determine the terms of any such issuance of additional Shares.

    If this proposal is approved, all or any of the authorized Shares may be issued without further action by the shareholders (unless such approval is required by applicable law or regulatory authorities) and without first offering the Shares to the shareholders for subscription. The issuance of Shares otherwise than on a pro rata basis to all shareholders would reduce the proportionate interest in the Company of each shareholder.

    The Board has not proposed the increase in the authorized number of Shares with the intention of using the additional Shares for anti-takeover purposes, although the Company could theoretically use the additional Shares to make it more difficult or to discourage an attempt to acquire control of the Company.

    The Company does not have any current plans, agreements or understandings for stock issuances which, in the aggregate, would involve the use of a number of Shares that exceeds the amount currently authorized but unissued.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

    The affirmative vote of a majority of the Shares issued and outstanding on February 24, 1999 will be required to approve the Amendment. The effect of an abstention is the same as that of a vote against the proposal. If the Amendment is approved by the shareholders, the Amendment will become effective upon filing a certificate of amendment to the Company's Restated Certificate of Incorporation with the

Delaware Secretary of State. If the Amendment is approved, paragraph A of Article Fourth of the Company's Restated Certificate of Incorporation will be amended to read as follows:

        "FOURTH: A. The total number of shares of stock which the Corporation shall have the authority to issue is One Hundred and Five Million (105,000,000), divided into two (2) classes as follows:

            (i) One Hundred Million shares (100,000,000), each to be of the par value of One Dollar ($1.00) and to be designated as common stock; and,

            (ii) Five Million shares (5,000,000), each to be the par value of One Dollar ($1.00), and to be designated as Preferred Stock."

    If the Amendment is not so approved, the Company's authorized capital stock will not change.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                             SELECTION OF AUDITORS

    Arthur Andersen LLP has served as independent auditors of the Company since March, 1994 and has been recommended by the Audit Committee to audit the accounts of the Company and its subsidiaries for the year ending December 31, 1999. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions of shareholders in attendance.

                     SHAREHOLDER PROPOSALS FOR PRESENTATION
                           AT THE 2000 ANNUAL MEETING

    If a shareholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 2000 Annual Meeting, the proposal must be sent by certified mail-return receipt requested and must be received at the executive offices of the Company, 250 South Clinton Street, Suite 201, Syracuse, New York 13202-1258, Attn: Secretary, no later than November 10, 1999. All proposals must conform to the rules and regulations of the Securities and Exchange Commission ("SEC"). The SEC recently amended Rule 14a-4, which governs the use by the Company of discretionary voting authority with respect to other shareholder proposals. SEC Rule 14a-4(c)(1) provides that, if the proponent of a shareholder proposal fails to notify the Company at least forty-five (45) days prior to the month and day of mailing the prior year's proxy statement, the proxies of the Company's management would be permitted to use their discretionary authority at the Company's next annual meeting of shareholders if the proposal were raised at the meeting without any discussion of the matter in the proxy statement. For purposes of the Company's 2000 Annual Meeting of Shareholders, the deadline is January 24, 2000.

            VOTING BY PROXY AND CONFIRMATION OF BENEFICIAL OWNERSHIP

    To ensure that your Shares will be represented at the Annual Meeting, please complete, sign, and return the enclosed Proxy in the envelope provided for that purpose whether or not you expect to attend. Shares represented by a valid proxy will be voted as specified.

    Any shareholder may revoke a proxy by a later-dated proxy or by giving notice of revocation to the Company in writing (addressed to the Company at 250 South Clinton Street, Suite 201, Syracuse, New York 13202-1258 Attention:
Secretary) or by attending the Annual Meeting and voting in person.

    The number of votes that each shareholder will be entitled to cast at the Annual Meeting will depend on when the Shares were acquired and whether or not there has been a change in beneficial ownership since the date of acquisition, with respect to each of such holder's Shares.

    Shareholders whose Shares are held by brokers or banks or in nominee name are requested to confirm to the Company how many of the Shares they own as of February 24, 1999 were beneficially owned before February 24, 1995, entitling such shareholder to five votes per share, and how many were acquired after February 23, 1995, entitling such shareholder to one vote per share. If no confirmation of beneficial ownership is received from a shareholder at least three (3) business days prior to the Annual Meeting, it will be deemed by the Company that beneficial ownership of all Shares was effected after February 23, 1995, and the shareholder will be entitled to one vote for each Share. If a shareholder provides incorrect information, he may provide correct information at any time at least three (3) business days prior to the voting of his or her Shares at the Annual Meeting.

    Proxy Cards are being furnished to shareholders of record on February 24, 1999 whose Shares on the records of the Company show the following:

        (i) that such shareholder had beneficial ownership of such Shares before February 24, 1995, and there has been no change since that date, thus entitling such shareholder to five votes for each Share; or

        (ii) that beneficial ownership of such Shares was effected after February 23, 1995, thus entitling such shareholder to one vote for each Share; or

       (iii) that the dates on which beneficial ownership of such Shares was effected are such that such shareholder is entitled to five votes for some Shares and one vote for other Shares.

    Printed on the Proxy Card for each individual shareholder of record is the number of Shares for which he or she is entitled to cast five votes each and/or one vote each, as the case may be, as shown on the records of the Company.

    Shareholders of record are urged to review the number of Shares shown on their Proxy Cards in the five-vote and one-vote categories. If the number of Shares shown in a voting category is believed to be incorrect, the shareholder should notify the Company in writing of that fact and either enclose the notice along with the Proxy Card in the postage-paid, return envelope, or mail the notice directly to the Company at the address indicated above. The shareholder should identify the Shares improperly classified for voting purposes and provide information as to the date beneficial ownership was acquired. Any notification of improper classification of votes must be made at least three (3) business days prior to the Annual Meeting or the shareholder will be entitled at the Annual Meeting to the number of votes indicated on the records of the Company.

    In certain cases record ownership may change but beneficial ownership for voting purposes does not change. The Restated Certificate of Incorporation of the Company states the exceptions where beneficial ownership is deemed not to have changed upon the transfer of Shares. Shareholders should consult the pertinent provision of the Restated Certificate of Incorporation attached as Annex A for those exceptions.

    By resolution duly adopted by the Board of Directors of the Company pursuant to subparagraph B(v) of Article Fourth of the Restated Certificate of Incorporation, the following procedures have been adopted for use in determining the number of votes to which a shareholder is entitled.

        (i) The Company may accept the written and signed statement of a shareholder to the effect that no change in beneficial ownership has occurred during the four years immediately preceding the date on which a determination is made of the shareholders of the Company who are entitled to vote or take any other action. Such statement may be abbreviated to state only the number of Shares as to which such shareholder is entitled to exercise five votes or one vote.

        (ii) In the event the Vice President, Treasurer of the Company, in his or her sole discretion, taking into account the standards set forth in the Company's Restated Certificate of Incorporation, deems any such statement to be inadequate or for any reason deems it in the best interest of the Company to require further evidence of the absence of change of beneficial ownership during the four-year period preceding the record date, he or she may require such additional evidence and, until it is provided in form and substance satisfactory to him or her, a change in beneficial ownership during such period shall be deemed to have taken place.

       (iii) Information supplementing that contemplated by paragraph (i) and additional evidence contemplated by paragraph (ii) may be provided by a shareholder at any time but must be furnished at least three business days prior to any meeting of shareholders at which such Shares are to be voted for any change to be effective at such meeting.

                               VOTING PROCEDURES

    The presence, in person or by proxy, of the owners of a majority of the votes entitled to be cast is necessary for a quorum at the Annual Meeting.

    All Shares in the Company's Employee Incentive Savings Plan that have been allocated to the account of a participant for which the Trustee receives voting instructions will be voted in accordance with those instructions. All Shares that have been allocated to the account of a participant for which the Trustee has not received voting instructions, and any Shares which have not been allocated to account of a participant, will be voted by the Trustee in the same proportion as the Shares for which the Trustee has received voting instructions from participants.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be or is intended to be presented at the Annual Meeting. Should any further business come before the Annual Meeting or any adjourned meeting, it is the intention of the proxies named in the enclosed Proxy to vote according to their best judgment.

                                          By Order of the Board of Directors
                                          Steven J. Ford,

                                          Secretary

Dated: March 9, 1999

                                    ANNEX A
          SUBPARAGRAPH B OF ARTICLE FOURTH OF THE RESTATED CERTIFICATE
              OF INCORPORATION OF CARLISLE COMPANIES INCORPORATED

    (I) EACH OUTSTANDING SHARE OF COMMON STOCK SHALL ENTITLE THE HOLDER THEREOF TO FIVE (5) VOTES ON EACH MATTER PROPERLY SUBMITTED TO THE SHAREHOLDERS OF THE CORPORATION FOR THEIR VOTE, WAIVER, RELEASE OR OTHER ACTION: EXCEPT THAT NO HOLDER OF OUTSTANDING SHARES OF COMMON STOCK SHALL BE ENTITLED TO EXERCISE MORE THAN ONE (1) VOTE ON ANY SUCH MATTER IN RESPECT OF ANY SHARE OF COMMON STOCK WITH RESPECT TO WHICH THERE HAS BEEN A CHANGE IN BENEFICIAL OWNERSHIP DURING THE FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION WHO ARE ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION.

    (II) A CHANGE IN BENEFICIAL OWNERSHIP OF ANY OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED WHENEVER A CHANGE OCCURS IN ANY PERSON OR PERSONS WHO, DIRECTLY OR INDIRECTLY, THROUGH ANY CONTRACT, AGREEMENT, ARRANGEMENT, UNDERSTANDING, RELATIONSHIP OR OTHERWISE HAS OR SHARES ANY OF THE
FOLLOWING:

        (A) VOTING POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO VOTE OR TO DIRECT THE VOTING POWER OF SUCH SHARE OF COMMON STOCK.

        (B) INVESTMENT POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO DIRECT THE SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK.

        (C) THE RIGHT TO RECEIVE OR TO RETAIN THE PROCEEDS OF ANY SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK.

        (D) THE RIGHT TO RECEIVE OR TO RETAIN ANY DISTRIBUTIONS, INCLUDING, WITHOUT LIMITATION, CASH DIVIDENDS, IN RESPECT OF SUCH SHARE OF COMMON STOCK.

    (III) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING SECTION (II) OF THIS SUBPARAGRAPH B, THE FOLLOWING EVENTS OR CONDITIONS SHALL BE DEEMED TO INVOLVE A CHANGE IN BENEFICIAL OWNERSHIP OF A SHARE OF COMMON STOCK.

        (A) IN THE ABSENCE OF PROOF TO THE CONTRARY PROVIDED IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION (V) OF THIS SUBPARAGRAPH B, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER AN OUTSTANDING SHARE OF COMMON STOCK IS TRANSFERRED OF RECORD INTO THE NAME OF ANY OTHER PERSON.

        (B) IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF A CORPORATION, GENERAL PARTNERSHIP, LIMITED PARTNERSHIP, VOTING TRUSTEE, BANK, TRUST COMPANY, BROKER, NOMINEE OR CLEARING AGENCY, IF IT HAS NOT BEEN ESTABLISHED PURSUANT TO THE PROCEDURES SET FORTH IN SECTION
    (V) OF THIS SUBPARAGRAPH B THAT THERE HAS BEEN NO CHANGE IN THE PERSON OR PERSONS WHO OR THAT DIRECT THE EXERCISE OF THE RIGHTS REFERRED TO IN CLAUSES
    (II) (A) THROUGH (II) (D), INCLUSIVE, OF THIS SUBPARAGRAPH B WITH RESPECT TO SUCH OUTSTANDING SHARE OF COMMON STOCK DURING THE PERIOD OF FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF

    THE CORPORATION ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION (OR SINCE MAY 30, 1986 FOR ANY PERIOD ENDING ON OR BEFORE MAY 30, 1990), THEN A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED DURING SUCH PERIOD.

        (C) IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANY PERSON AS A TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN UNDER THE UNIFORM GIFTS TO MINORS ACT AS IN EFFECT IN ANY JURISDICTION, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER THERE IS A CHANGE IN THE BENEFICIARY OF SUCH TRUST, THE PRINCIPAL OF SUCH AGENT, THE WARD OF SUCH GUARDIAN, THE MINOR FOR WHOM SUCH CUSTODIAN IS ACTING OR IN SUCH TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN.

        (D) IN THE CASE OF OUTSTANDING SHARES OF COMMON STOCK BENEFICIALLY OWNED BY A PERSON OR GROUP OF PERSONS WHO, AFTER ACQUIRING, DIRECTLY OR INDIRECTLY, THE BENEFICIAL OWNERSHIP OF FIVE PERCENT (5%) OF THE OUTSTANDING SHARES OF COMMON STOCK, FAILS TO NOTIFY THE CORPORATION OF SUCH OWNERSHIP WITHIN TEN (10) DAYS AFTER SUCH ACQUISITION, A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARES OF COMMON STOCK SHALL BE DEEMED TO OCCUR ON EACH DAY WHILE SUCH FAILURE CONTINUES.

    (IV) NOTWITHSTANDING ANY OTHER PROVISION IN THIS SUBPARAGRAPH B TO THE CONTRARY, NO CHANGE IN BENEFICIAL OWNERSHIP OF AN OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED SOLELY AS A RESULT OF:

        (A) ANY EVENT THAT OCCURRED PRIOR TO MAY 30, 1986 OR PURSUANT TO THE TERMS OF ANY CONTRACT (OTHER THAN A CONTRACT FOR THE PURCHASE AND SALE OF SHARES OF COMMON STOCK CONTEMPLATING PROMPT SETTLEMENT), INCLUDING CONTRACTS PROVIDING FOR OPTIONS, RIGHTS OF FIRST REFUSAL, AND SIMILAR ARRANGEMENTS, IN EXISTENCE ON MAY 30, 1986 AND TO WHICH ANY HOLDER OF SHARES OF COMMON STOCK IS A PARTY; PROVIDED, HOWEVER, THAT ANY EXERCISE BY AN OFFICER OR EMPLOYEE OF THE CORPORATION OR ANY SUBSIDIARY OF THE CORPORATION OF AN OPTION TO PURCHASE COMMON STOCK AFTER MAY 30, 1986 SHALL, NOTWITHSTANDING THE FOREGOING AND CLAUSE (IV) (F) HEREOF, BE DEEMED A CHANGE IN BENEFICIAL OWNERSHIP IRRESPECTIVE OF WHEN THAT OPTION WAS GRANTED TO SAID OFFICER OR EMPLOYEE.

        (B) ANY TRANSFER OF ANY INTEREST IN AN OUTSTANDING SHARE OF COMMON STOCK PURSUANT TO A BEQUEST OR INHERITANCE, BY OPERATION OF LAW UPON THE DEATH OF ANY INDIVIDUAL, OR BY ANY OTHER TRANSFER WITHOUT VALUABLE CONSIDERATION, INCLUDING, WITHOUT LIMITATION, A GIFT THAT IS MADE IN GOOD FAITH AND NOT FOR THE PURPOSE OF CIRCUMVENTING THE PROVISION OF THIS ARTICLE FOURTH.

        (C) ANY CHANGES IN THE BENEFICIARY OF ANY TRUST, OR ANY DISTRIBUTION OF AN OUTSTANDING SHARE OF COMMON STOCK FROM TRUST, BY REASON OF THE BIRTH, DEATH, MARRIAGE OR DIVORCE OF ANY NATURAL PERSON, THE ADOPTION OF ANY NATURAL PERSON PRIOR TO AGE EIGHTEEN (18) OR THE PASSAGE OF A GIVEN PERIOD OF TIME OR THE ATTAINMENT BY ANY NATURAL PERSON OF A SPECIFIC AGE, OR THE CREATION OR TERMINATION OF ANY GUARDIANSHIP OR CUSTODIAL ARRANGEMENT.

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        (D) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN
    WITH RESPECT TO AN OUTSTANDING SHARE OF COMMON STOCK IF NEITHER SUCH SUCCESSOR HAS NOR ITS PREDECESSOR HAD THE POWER TO VOTE OR TO DISPOSE OF
    SUCH SHARE OF COMMON STOCK WITHOUT FURTHER INSTRUCTIONS FROM OTHERS.

        (E) ANY CHANGE IN THE PERSON TO WHOM DIVIDENDS OR OTHER DISTRIBUTIONS IN RESPECT OF AN OUTSTANDING SHARE OF COMMON STOCK ARE TO BE PAID PURSUANT TO THE ISSUANCE OR MODIFICATION OF A REVOCABLE DIVIDEND PAYMENT ORDER.

        (F) ANY ISSUANCE OF A SHARE OF COMMON STOCK BY THE CORPORATION OR ANY TRANSFER BY THE CORPORATION OF A SHARE OF COMMON STOCK HELD IN TREASURY, UNLESS OTHERWISE DETERMINED BY THE BOARD OF DIRECTORS AT THE TIME OF AUTHORIZING SUCH ISSUANCE OR TRANSFER.

        (G) ANY GIVING OF A PROXY IN CONNECTION WITH A SOLICITATION OF PROXIES SUBJECT TO THE PROVISIONS OF SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE RULES AND REGULATIONS THEREUNDER PROMULGATED.

        (H) ANY TRANSFER, WHETHER OR NOT WITH CONSIDERATION, AMONG INDIVIDUALS RELATED OR FORMERLY RELATED BY BLOOD, MARRIAGE OR ADOPTION ("RELATIVES") OR BETWEEN A RELATIVE AND ANY PERSON (AS DEFINED IN ARTICLE SEVENTH) CONTROLLED BY ONE OR MORE RELATIVES WHERE THE PRINCIPAL PURPOSE FOR THE TRANSFER IS TO FURTHER THE ESTATE TAX PLANNING OBJECTIVES OF THE TRANSFEROR OR OF RELATIVES OF THE TRANSFEROR.

        (I) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE DEATH OF THE PREDECESSOR TRUSTEE (WHICH PREDECESSOR TRUSTEE SHALL HAVE BEEN A NATURAL PERSON).

        (J) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE WHO OR WHICH WAS SPECIFICALLY NAMED IN A TRUST INSTRUMENT PRIOR TO MAY 30, 1986.

        (K) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE RESIGNATION, REMOVAL OR FAILURE TO QUALIFY OF A PREDECESSOR TRUSTEE OR AS A RESULT OF MANDATORY RETIREMENT PURSUANT TO THE EXPRESS TERMS OF A TRUST
    INSTRUMENT: PROVIDED, THAT LESS THAN FIFTY PERCENT (50%) OF THE TRUSTEES ADMINISTERING ANY SINGLE TRUST WILL HAVE CHANGED (INCLUDING IN SUCH PERCENTAGE THE APPOINTMENT OF THE SUCCESSOR TRUSTEE) DURING THE FOUR (4) YEAR PERIOD PRECEDING THE APPOINTMENT OF SUCH SUCCESSOR TRUSTEE.

    (V) FOR PURPOSES OF THIS SUBPARAGRAPH B, ALL DETERMINATIONS CONCERNING CHANGE IN BENEFICIAL OWNERSHIP, OR THE ABSENCE OF ANY SUCH CHANGE, SHALL BE MADE BY THE BOARD OF DIRECTORS OF THE CORPORATION OR, AT ANY TIME WHEN THE CORPORATION EMPLOYS A TRANSFER AGENT WITH RESPECT TO THE SHARES OF COMMON STOCK, AT THE CORPORATION'S REQUEST, BY SUCH TRANSFER AGENT ON THE CORPORATION'S BEHALF. WRITTEN PROCEDURES DESIGNED TO FACILITATE SUCH DETERMINATION SHALL BE ESTABLISHED AND MAY BE AMENDED FROM TIME TO TIME, BY THE BOARD OF DIRECTORS. SUCH PROCEDURES SHALL PROVIDE, AMONG OTHER THINGS, THE MANNER OF PROOF OF FACTS THAT WILL BE ACCEPTED AND THE FREQUENCY WITH WHICH SUCH PROOF MAY BE REQUIRED TO BE RENEWED. THE CORPORATION AND ANY TRANSFER AGENT SHALL BE ENTITLED TO RELY ON ANY AND ALL INFORMATION CONCERNING BENEFICIAL OWNERSHIP OF THE OUTSTANDING

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SHARES OF COMMON STOCK COMING TO THEIR ATTENTION FROM ANY SOURCE AND IN ANY
MANNER REASONABLY DEEMED BY THEM TO BE RELIABLE, BUT NEITHER THE CORPORATION NOR ANY TRANSFER AGENT SHALL BE CHARGED WITH ANY OTHER KNOWLEDGE CONCERNING THE BENEFICIAL OWNERSHIP OF OUTSTANDING SHARES OF COMMON STOCK.

    (VI) IN THE EVENT OF ANY STOCK SPLIT OR STOCK DIVIDEND WITH RESPECT TO THE OUTSTANDING SHARES OF COMMON STOCK, EACH SHARE OF COMMON STOCK ACQUIRED BY REASON OF SUCH SPLIT OR DIVIDEND SHALL BE DEEMED TO HAVE BEEN BENEFICIALLY OWNED BY THE SAME PERSON FROM THE SAME DATE AS THAT ON WHICH BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARE OR SHARES OF COMMON STOCK, WITH RESPECT TO WHICH SUCH SHARE OF COMMON STOCK WAS DISTRIBUTED, WAS ACQUIRED.

    (VII) EACH OUTSTANDING SHARE OF COMMON STOCK, WHETHER AT ANY PARTICULAR TIME THE HOLDER THEREOF IS ENTITLED TO EXERCISE FIVE (5) VOTES OR ONE (1) VOTE, SHALL BE IDENTICAL TO ALL OTHER SHARES OF COMMON STOCK IN ALL RESPECTS, AND TOGETHER THE OUTSTANDING SHARES OF COMMON STOCK SHALL CONSTITUTE A SINGLE CLASS OF SHARES OF THE CORPORATION.

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